                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Environmental Safeguards, Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 1998, with respect to the consolidated financial statements of Environmental Safeguards, Inc. included in its Annual Report (Form 10-KSB) and Amendment No. 1 to the Company's Annual Report (Form 10-KSB) for the year ended December 31, 1997, and our report dated February 26, 1998, with respect to the consolidated financial statements for the period from January 1, 1997 through December 17, 1997 of Onsite Technology, L.L.C. included in the March 2, 1998 Current Report on Form 8-K/Amendment No. 1 and the June 19, 1998 Current Report on Form 8-K/Amendment No. 2 of Environmental Safeguards, Inc., filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP


Houston, Texas
January 7, 1999